Exhibit 10.51
FOURTH OMNIBUS AMENDMENT AND
REAFFIRMATION OF LOAN DOCUMENTS
     This Fourth Omnibus Amendment and Reaffirmation of Loan Documents (this “Amendment”) is dated as of the 11th day of August, 2010 (the “Effective Date”) by and among TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (“Original Borrower”), TNP Strategic Retail Trust, Inc., a Maryland corporation having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (the “REIT”), Thompson National Properties, LLC, a Delaware limited liability company having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (“TNP”), Anthony W. Thompson, an individual having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (“Thompson”, and together with the REIT and TNP, the “Guarantors” and individually, a “Guarantor”), TNP SRT Northgate Plaza Tucson Holdings, LLC, a Delaware limited liability company, having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (the “Northgate Intermediate Entity”), TNP SRT San Jacinto, LLC, a Delaware limited liability company, having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (the “San Jacinto Borrower”, and together with the Original Borrower, the Guarantors and the Northgate Intermediate Entity, the “Loan Parties” and individually, a “Loan Party”), and KeyBank National Association, a national banking association having a principal place of business at 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110, as agent (in such capacity, “Agent”) for itself and any other lenders who become lenders under the Credit Agreement (as hereinafter defined) collectively referred to as “Lenders” and each individually referred to as a “Lender”).
Witnesseth That:
     WHEREAS, the Original Borrower, the Agent and the Lenders are parties to that certain Revolving Credit Agreement dated as of November 12, 2009, as amended by that certain Omnibus Amendment and Reaffirmation of Loan Documents dated as of January 12, 2010 among the Original Borrower, the Guarantors and the Agent (the “First Omnibus Amendment”), as amended by that certain Second Omnibus Amendment and Reaffirmation of Loan Documents dated as of June 3, 2010 among the Original Borrower, the Guarantors and the Agent (the “Second Omnibus Amendment”, as amended by that certain Third Omnibus Amendment and Reaffirmation of Loan Documents dated as of July 6, 2010 among the Original Borrower, the Guarantors, the Northgate Intermediate Entity and the Agent (the “Third Omnibus Amendment”, and together with the First Omnibus Amendment and the Second Omnibus Amendment, the “Omnibus Amendments” and individually, an “Omnibus Amendment”) (and as further amended, restated and/or modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lenders agreed to provide to the Original Borrower a revolving credit facility in the maximum principal amount of $15,000,000, and which obligations of the Original Borrower to the Lenders under the Credit Agreement are evidenced by, among other things, that certain Revolving Credit Note dated as of November 12, 2009 by the Original Borrower in favor of the Lenders and in the original principal amount of $15,000,000 (as amended by the Omnibus Amendments and as further amended, restated and/or modified from time to time, the “Note”), and are secured by, among other things, (a) that certain Pledge and Security Agreement dated as of November 12, 2009 by the Original Borrower and the Northgate Intermediate Entity in favor of the Agent for the benefit of the Lenders (as amended by the Omnibus Amendments and as further amended, restated and/or modified from time to time, the “Borrower Pledge Agreement”), (b) that certain Guaranty Agreement dated as of November 12, 2009 by the Guarantors in favor of the Agent for the benefit of the Lenders (as amended by the Omnibus Amendments and as further amended, restated and/or modified from time to time, the “Guaranty”), and (c) that certain Pledge and Security Agreement dated as of November 12, 2009 by the REIT in favor of the Agent for the benefit of the Lenders (as amended by the Omnibus Amendments and as further amended, restated and/or modified from time to time, the “REIT Pledge Agreement”);

     WHEREAS, in accordance with the terms and provisions of the Credit Agreement and the related Loan Documents (as defined in the Credit Agreement), the Original Borrower, from time to time, may acquire Properties (as defined in the Credit Agreement) and/or direct or indirect Equity Interests in various Entities (as defined in the Credit Agreement);
     WHEREAS, in connection with the acquisition of each Property and/or Equity Interests in an Entity, the Original Borrower has agreed to amend and supplement certain of the provisions, exhibits and schedules attached to the Credit Agreement and related Loan Documents;
     WHEREAS, the Original Borrower holds 100% of the Equity Interests in and to San Jacinto Borrower;
     WHEREAS, pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions (California) dated as of July 9, 2010 (as amended from time to time) between the San Jacinto Borrower (as assignee of TNP Acquisitions, LLC) and Quality Properties Asset Management Company, an Illinois corporation (the “San Jacinto Seller”), the San Jacinto Seller has agreed to sell, transfer and convey to the San Jacinto Borrower, all of the San Jacinto Seller’s right, title and interest in and to the real property and improvements situated in the City of San Jacinto, County of Riverside, State of California and commonly known as “San Jacinto Esplanade” (the “San Jacinto Property”);
     WHEREAS, in connection with the acquisition of the San Jacinto Property, the Original Borrower and the San Jacinto Borrower have requested the San Jacinto Loan (as hereinafter defined) and certain amendments to the provisions of the Loan Documents, and the Agent and Lender have agreed to provide the San Jacinto Loan and to make such amendments to the Loan Documents, all upon the terms and provisions more particularly set forth in this Amendment.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Loan Documents and agree as follows:
     1. Recitals and Definitions. The foregoing recitals are hereby incorporated by reference as if set forth at length herein. Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Credit Agreement.
     2. San Jacinto Acquisition; San Jacinto Loan. As of the date hereof, the Original Borrower has requested an advance in the original principal amount of Six Million Six Hundred Thousand and No/100 Dollars ($6,600,000) (the “San Jacinto Loan”), which San Jacinto Loan will be used by the Original Borrower (and/or the San Jacinto Borrower) to fund a portion of the costs and expenses related to the acquisition of the San Jacinto Property. In connection with the San Jacinto Loan, the San Jacinto Borrower has agreed to (x) assume, on a joint and several basis, the obligations of the Original Borrower under the Loan Documents, all upon the terms and conditions set forth in this Amendment and (y) to provide certain additional documentation to secure the obligations of the Borrower, the San Jacinto Borrower and the Obligors under the Loan Documents.
     For the avoidance of doubt, and for all other purposes of the Loan Documents, (a) the San Jacinto Loan shall constitute an “Obligation” and a “Loan” under the terms and provisions of the Credit Agreement and the Loan Documents, and shall be secured by, and be entitled to the benefits of, the Security Documents (as such term is supplemented in this Amendment), the Loan Documents and any other document and agreement executed in connection with any of the foregoing, and (b) the San Jacinto Property shall be deemed a “Funded Property” for purposes of the Credit Agreement and the Loan Documents.

     3. Joinder by San Jacinto Borrower. (a) As of the Effective Date, the San Jacinto Borrower hereby, jointly and severally with the Original Borrower, assumes, and hereby agrees to perform and observe, as a borrower and primary obligor, and not as a guarantor, indemnitor, or surety, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of: (i) the “Borrower” under the Credit Agreement, the Notes and Loan Documents; and (ii) a “Grantor” under the Borrower Pledge Agreement; and agrees to be bound by all of the liabilities and obligations which binds “Borrower” under the Credit Agreement and the Loan Documents, and a Grantor under the Borrower Pledge Agreement, and agrees fully, completely and timely to perform, comply with and discharge each and all of the covenants, promises, obligations, duties and liabilities under the Credit Agreement, the Notes, the Borrower Pledge Agreement, and the Loan Documents.
          (b) In furtherance of the foregoing, as of the Effective Date, the San Jacinto Borrower hereby:
               (i) Joins in the execution of and agrees to be bound by, and is hereby deemed a “Borrower” under and party to, the Credit Agreement, the Notes and Loan Documents, as a “Borrower” thereunder for all purposes thereof, and in furtherance of and not in limitation of the foregoing, hereby jointly and severally with the other “Borrower” thereunder unconditionally and irrevocably assumes the due and punctual payment and performance by the Borrower of all of the indebtedness, liabilities and Obligations to the Lenders and the Agent under the Credit Agreement and such Notes as if it was an original signatory thereof. Any and all references to the term “Borrower” in the Credit Agreement, the Notes and the Loan Documents or in any other document or agreement executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and include, the San Jacinto Borrower.
               (ii) Joins in the execution of and agrees to be bound by, and is hereby deemed a “Grantor” under and party to, the Borrower Pledge Agreement, as a “Grantor” thereunder for all purposes thereof, and in furtherance of and not in limitation of the foregoing, and to secure the payment and performance of all Obligations (as defined in the Borrower Pledge Agreement), the San Jacinto Borrower does hereby pledge, assign, transfer and deliver to the Agent, and does hereby grant to Agent a continuing security interest in all of the Collateral (as defined in the Borrower Pledge Agreement) of the San Jacinto Borrower on the terms and conditions set forth in the Borrower Pledge Agreement, all as if such San Jacinto Borrower were an original signatory thereto.
          (c) As of the Effective Date, any and all references to the term “Borrower” in the Credit Agreement, the Notes and the Loan Documents (and to the term “Grantor” in the Borrower Pledge Agreement), or in any other document or agreement executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and include, the San Jacinto Borrower.
          (d) So long as no Event of Default exists at that time, in the event that the San Jacinto Property is sold and the San Jacinto Loan is repaid in full or at any other time that the San Jacinto Loan is repaid in full, the San Jacinto Borrower shall be released from all obligations under the Credit Agreement, the Notes and Loan Documents, and Agent agrees to execute any and all documents reasonably necessary to evidence such release.
          (e) As a result of the addition of the San Jacinto Borrower, the following changes shall be made to the Credit Agreement:
               (i) Section 1.2 is hereby amended to read as follows:

     “1.2 Borrower. Original Borrower is a limited partnership organized under the laws of the State of Delaware. REIT is the holder of 100% of the general partnership and either directly, indirectly or through an affiliate, 75% of the limited partnership interests in and to Original Borrower. San Jacinto Borrower is a limited liability company organized under the laws of the State of Delaware. Original Borrower is the holder of 100% of the membership interests in and to San Jacinto Borrower.”
          (ii) The first sentence of Section 8.10.1(a) is hereby amended to change the reference from “Borrower” to “Original Borrower”. In addition, a new sentence is added which shall be inserted after the first sentence which shall read as follows:
“San Jacinto Borrower is a duly formed and a validly existing limited liability company under the laws of the State of Delaware.”
         (f) All references in the Loan Documents and this Amendment to matters, conditions or circumstances which could reasonably be expected to materially impair the ability of Borrower to pay and perform its obligations, or phrases of similar import, shall apply to Original Borrower and San Jacinto Borrower collectively, and not individually.
         (g) All references in the Loan Documents and this Amendment to a material adverse change with respect to the Borrower, or phrases of similar import, shall apply to Original Borrower and San Jacinto Borrower collectively, and not individually.
     4. Conditions Precedent to San Jacinto Loan. The Loan Parties acknowledge and agree that the Credit Agreement contemplates the acquisition of Equity Interests by the Borrower (or other Entities) in Entities owning Property. Notwithstanding the foregoing, the Borrower has requested, and the Agent and the Lenders have agreed to provide, the San Jacinto Loan for the acquisition of the San Jacinto Property by the San Jacinto Borrower. Accordingly, and in connection therewith, in addition to the Proposed Property Requirements set forth in Section 2.7 of the Credit Agreement, the Borrower agrees to deliver to the Agent the following, and acknowledges and agrees that the funding of the San Jacinto Loan is subject to satisfaction of the following conditions precedent:
     (a) The San Jacinto Documents and the other Loan Documents shall have been properly executed and delivered to Agent; the San Jacinto Deed of Trust and any Loan Documents to be recorded shall be acknowledged and delivered for recording, and shall have been recorded prior to or concurrently with the funding of the San Jacinto Loan.
     (b) Borrower shall have provided Lender with evidence satisfactory to Agent that Borrower has invested cash equity in the aggregate of at least $650,000 in the San Jacinto Property.
     (c) Agent shall have received a survey of the San Jacinto Property in form and substance reasonably acceptable to Agent and a title insurance policy evidencing that the San Jacinto Borrower has good title to the San Jacinto Property, free and clear of all mortgages, security interests, restrictions, liens and encumbrances of any kind (other than the Loan and the other matters listed on said title insurance policy), and containing affirmative insurance on such matters as Lender may reasonably require.
     (d) Agent shall have received evidence satisfactory to Agent in all respects of the Borrower’s compliance with the provisions of Section 9(a) of this Amendment (regarding the obligations of the Borrower to obtain and maintain the insurance coverages and policies more particularly described therein).
     (e) Agent shall have received and approved a copy of the fully executed organizational documents of the San Jacinto Borrower.
     (f) Agent shall have received and approved the closing statement (the “San Jacinto Closing Statement”) for the acquisition of the San Jacinto Property.
     (g) Agent shall have received and approved the flood hazard status certification and the property condition and environmental reports for the San Jacinto Property and a rent roll with respect to the San Jacinto Property.
     (h) Agent shall have received and approved (i) an opinion of DE counsel as to organizational, authorization and related matters for the San Jacinto Borrower and (ii) an opinion of local counsel admitted to practice in the State of California, as the validity and effectiveness of the San Jacinto Documents and covering such other matters of law in connection with the execution, delivery, recording and enforcement of the San Jacinto documents as Agent may reasonably request.
     (i) Borrower shall have paid (i) Agent’s legal fees and all other of Agent’s reasonable costs, fees and expenses incurred in connection with the making of the San Jacinto Loan and (ii) all other costs and expenses incurred in connection with the San Jacinto Closing Statement and the acquisition of the San Jacinto Property.
     (j) Agent shall have received all of the other documents listed in the closing checklist supplied by Agent to Borrower with respect to the San Jacinto Loan except for certain items, such as the appraisal for the San Jacinto Property, which are listed on Exhibit A of the Open Items Letter being executed as of even date and which must be supplied to and approved by Agent by the dates stated on the Open Items Letter.
     (k) no Default or Event of Default shall have occurred and be continuing under the terms and provisions of this Amendment, the Credit Agreement, the Note, or of any of the Loan Documents.
     (l) Agent shall have received such other documents and certificates as Agent may reasonably request from Borrower, any Guarantor, and any other Person, in form and content satisfactory to Agent.
     5. Repayment of the San Jacinto Loan. (a) Notwithstanding the provisions of Section 2.3.1 of the Credit Agreement, commencing on the Effective Date, and continuing until such time as the outstanding principal balance of the San Jacinto Loan is equal to the lesser of (i) fifty percent (50%) of the “as is” appraised value of the San Jacinto Property as shown on the appraisal described in Section 4(j) of this Amendment, (ii) fifty percent (50%) of the total acquisition costs as shown on the San Jacinto Closing Statement, or (iii) Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000) (the “San Jacinto Minimum Balance”), all Net Proceeds derived from any Equity Issuance by the REIT, any Net Proceed derived from any Capital Event and any proceeds from any casualty or condemnation with respect to the San Jacinto Property shall be applied to the amounts outstanding under the San Jacinto Loan. Thereafter, at such time as the San Jacinto Minimum Balance has been achieved, all Net Proceeds derived from any Equity Issuance by the REIT, any Capital Event and/or any other casualty or condemnation with respect to the San Jacinto Property shall be applied to the then outstanding

Obligations in the order and manner more particularly set forth in the Credit Agreement, except that any Net Proceeds from the sale of the San Jacinto Property or any other Property shall first be applied to the amounts outstanding under the San Jacinto Loan.
     (b) In the event that any pad site which is a portion of the San Jacinto Property is sold, the Agent agrees to release its lien on such pad site so long as Agent determines that the following conditions have been met:
          (i) no Default or Event of Default then exists under the Loan Documents;
          (ii) the pad site has been separately subdivided and the sale of it complies with all zoning and subdivision laws;
          (iii) the sale is an arms length sale to a third party and not to a Borrower, a Guarantor or any Affiliate thereof, and
          (iv) all proceeds from the sale of the pad sites less San Jacinto Borrower’s actual out-of-pocket closing costs (such as recording fees, documentary stamps, real estate tax adjustments incident to the closing, brokerage commissions and similar reasonable charges) are paid to Agent on behalf of Lenders and applied to repay the San Jacinto Loan, with the amount of any such proceeds being used to reduce the San Jacinto Minimum Balance as provided in Section 5(iii) above, it being the intent that any such sale proceeds shall not reduce the amount required to be repaid from the Net Proceeds derived from any Equity Issuance by the REIT or from any Capital Event.
     6. Additional Amendments to the Credit Agreement. As of the Effective Date, each of the Loan Parties and the Agent agree that:
          (a) Section 3.1 of the Credit Agreement is hereby amended and supplemented by adding thereto the following as Section 3.1.4:
“3.1.4. San Jacinto Documents. (a) a first priority Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of August 11, 2010 by the San Jacinto Borrower granted for the benefit of the Agent with respect to the San Jacinto Property (as amended from time to time, the “San Jacinto Deed of Trust”), (b) an Environmental and Hazardous Substances Indemnity Agreement dated as of August 11, 2010 by the San Jacinto Borrower in favor of the Agent for the benefit of the Lenders (the “San Jacinto Environmental Indemnity”), (c) an Assignment of Project Contracts dated as of August 11, 2010 by the San Jacinto Borrower in favor of the Agent for the benefit of the Lenders (the “San Jacinto Project Assignment”, and together with the San Jacinto Deed of Trust and the San Jacinto Environmental Indemnity, the “San Jacinto Documents”).”
          (b) Section 3.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“3.2. Loan Documents and Security Documents. The Loans shall be made, evidenced, administered and governed by all of the terms, conditions and provisions of the “Loan Documents”, each as the same may be hereafter modified or amended, consisting of: (i) this Agreement; (ii) one or more Revolving Credit Notes in the original aggregate principal amount of up to Fifteen Million Dollars ($15,000,000) and payable to the order of the Lenders, as the same may be amended, replaced or substituted from time to time (collectively, the “Notes” and each individually a “Note”); (iii) the Pledge

Agreement; (iv) the Guaranty; (v) the San Jacinto Documents; (vi) related UCC financing statements; and (vii) any other documents, instruments, or agreements now or hereafter executed to further evidence or secure the Loan. The Pledge Agreement, the Guaranty, the San Jacinto Deed of Trust, the San Jacinto Project Assignment and the UCC financing statements are sometimes collectively referred to as the “Security Documents”.”
          (c) Section 9.6.3 of the Credit Agreement is hereby amended by adding thereto the following:
     “9.6.3.8. Any Liens or encumbrances permitted pursuant to the San Jacinto Deed of Trust.”
          (d) Section 11.1 of the Credit Agreement is hereby amended by adding thereto the following:
     “11.1.10. Waste. Borrower has intentionally committed waste on or to the San Jacinto Property.”
          (d) The following is hereby added as Section 17 to the Credit Agreement:
     “17. Joint and Several Liability of Borrowers.
     (a) Joint and Several Liability. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to the Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to the Agent and Lenders by each other Borrower. Although it is the express agreement and intent of Agent, Lenders and Borrowers that each Borrower is and shall be a primary obligor with respect to the obligations set forth herein and not a guarantor, indemnitor, surety or otherwise only secondarily liable for such obligations, in the event and to the extent that the obligations of such Borrower undertaken herein might in the future be construed to consist, in whole or in part, of the guaranty of obligations of the other Borrower, each Borrower consents and agrees that such guaranty obligation (as the same may be construed) is and shall be a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 17 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 17 shall be absolute, unconditional and irrevocable, irrespective of, and unaffected by, (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, any Obligation or any Loan Document, agreement, document or instrument to which any Borrower is or may become a party; (ii) the absence of any action to enforce any Obligation or Loan Document or the waiver or consent by the Agent or any Lender with respect to any of the provisions governing any Obligation or Loan Document; (iii) the insolvency of any Borrower, Guarantor or other Obligor; and (iv) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.
     (b) Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Borrower, Guarantor or Obligor, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. Each Borrower consents and agrees that the Agent or the Lenders may, at any time and from time to time, without notice or demand, whether before or after an actual or purported termination, repudiation or revocation of this Agreement by any Borrower, and without affecting the enforceability or continuing effectiveness hereof as to such Borrower: (i) with the consent of each Borrower, supplement, restate, modify, amend, increase, decrease, extent, renew or otherwise change the time for payment or the terms of this Agreement, any Loan Document or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (ii) with the consent of each Borrower, supplement, restate, modify, amend, increase, decrease, or enter into or give any agreement with respect to, this Agreement, any Loan Document or any part thereof, or any of the Security Documents; (iii) waive, approve or consent to any action, condition, covenant, default, remedy, right, representation or term of this Agreement or any other Loan Document; (iv) accept partial payments; (v) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as the Agents or Lenders in their sole and absolute discretion may determine; (vi) release any person from any personal liability with respect to this Agreement or any part thereof; (vii) settle, release on terms satisfactory to the Required Lenders or by operation of applicable Legal Requirements or otherwise liquidate or enforce any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; or (viii) consent to the merger, change or any other restructuring or termination of the corporate or partnership existence of any Borrower or any other person, and correspondingly restructure the obligations evidenced hereby, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the obligations evidenced hereby. It is agreed among each Borrower, the Agent and Lenders that the foregoing consents and waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 17 and such waivers, the Agent and Lenders would decline to enter into this Agreement.
     (c) Benefit. Each Borrower agrees that the provisions of this Section 17 are for the benefit of the Agent and the other Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and the Agent or the other Lenders, the obligations of such other Borrower under the Loan Documents.
     (d) Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 17(g) of this Agreement, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit the Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 17, and that the Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 17(d).

     (e) Election of Remedies. If the Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents, the Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 17. If, in the exercise of any of its rights and remedies, the Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by the Agent or such Lender and waives any claim based upon such action, even if such action by the Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by the Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of the Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.
     (f) Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Section 17 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 2 of this Agreement) shall be limited to an amount not to exceed as of any date of determination the greater of:
          (i) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and
          (ii) the amount that could be claimed by the Agent and Lenders from such Borrower under this Section 17 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 17(g) of this Agreement.
     (g) Contribution with Respect to Guaranty Obligations.
          (i) To the extent that any Borrower shall make a payment under this Section 17 of all or any of the Obligations (other than Obligations related to Loans and other extensions of credit made directly or indirectly to that Borrower, or on such Borrower’s behalf, in which case such Borrower shall be primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

          (ii) As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 17 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
          (iii) This Section 17(g) is intended only to define the relative rights of Borrowers and nothing set forth in this Section 17(g) is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 17(a) of this Agreement. Nothing contained in this Section 17(g) shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower, or on such Borrower’s behalf, and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.
          (iv) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.
          (v) The rights of the indemnifying Borrowers against other Borrowers under this Section 17(g) shall be exercisable on or after the Termination Date, but shall in all respects be subordinate to any Obligations owing to the Lenders.
     (h) Liability Cumulative. The liability of Borrowers under this Section 17 is in addition to and shall be cumulative with all liabilities of each Borrower to the Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
     (i) Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrowers under this Agreement is stayed upon the insolvency, bankruptcy or reorganization of any of the Borrowers, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable jointly and severally by the Borrower hereunder forthwith on demand by the Agent made at the request of the Required Lenders.
     (j) Benefit to Borrowers. All of the Borrowers and the Entities are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each such Person has a direct impact on the success of each other Person. Each Borrower and each Entity will derive substantial direct and indirect benefit from the extension of credit hereunder.”
          (e) Exhibit A to the Credit Agreement is hereby amended and supplemented by adding thereto the following defined terms, in the correct alphabetical order:
     “Lease means any lease, license agreement and other occupancy or use agreement (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Lease to secure performance by the tenants of its obligations under the Lease, whether such cash or security is to be held until the expiration of the terms of the Lease or applied to one or more of the installments of rent coming due thereunder.
     Major Lease means any Lease for all or any portion of a Property, and which (a) is in excess of 2,500 square feet, and (b) is not on a month-to-month basis.
     Rents means all rents, royalties, issues, profits, revenue, income, accounts, proceeds and other benefits of a Property, whether now due, past due or to become due, including all prepaid rents and security deposits
     San Jacinto Improvements means the Improvements, as defined and described in the San Jacinto Deed of Trust.”
          (f) Exhibits B, C, E and F to the Credit Agreement are hereby amended and supplemented by adding thereto the information set forth on Schedule I attached to this Amendment, which information is true, correct and complete as of the Effective Date.
     7. San Jacinto Leasing Matters.
          (a) Representations and Warranties Regarding Leases. With respect to the San Jacinto Property and the San Jacinto Improvements, Borrower represents and warrants to the Agent and the Lenders that: (i) Borrower has delivered to Agent a true and correct copy of each Lease and any guaranty(ies) thereof, affecting any part of the San Jacinto Property and/or the San Jacinto Improvements; (ii) no such Lease or guaranty contains any option or right of first refusal to purchase all or any portion of the San Jacinto Property and/or the San Jacinto Improvements, or any present or future interest therein, except for the right of first refusal to purchase in that certain lease agreement with Fresh N Easy (however, that right has terminated); (iii) Schedule II, attached to and made a part of this Amendment is, to the best of Borrower’s knowledge, a complete and correct rent roll for the San Jacinto Property as of the date hereof; (iv) to the best of Borrower’s knowledge the Leases are currently in full force and effect with no existing default on the part of the landlord thereunder and no condition existing with respect thereto which, with the giving of notice or the passage of time, could constitute such a default; and (v) to Borrower’s knowledge, there is no existing material default by any of the tenants under any of the Leases and no condition existing with respect thereto which, with the giving of notice or the passage of time, could constitute such a default, except as otherwise indicated on Schedule III.
          (b) Leasing Matters.
               (i) Agent’s Approval Required. As to any Major Lease executed after the Effective Date, the Agent’s prior written approval shall be required in each instance as to: (A) the terms of such Major Lease; (B) each tenant; (C) each guarantor of a tenant’s obligations; (D) any consent to subletting or assignment; (E) any modification or amendment of the term, rent and/or renewal option provisions of such Major Lease; and (F) any termination (excluding the expiration of the term of such lease on the expiration date, as set forth in the applicable lease agreement), cancellation or surrender of such Major Lease. Agent’s approval shall not be required in connection with any Lease that is not a Major Lease, any subletting or assignment under such Lease, and any modification, amendment, termination, cancellation or surrender of any such Lease.
     All references in the Credit Agreement and/or the Loan Documents to the term “Approved Lease” shall mean, when such reference is applicable to the San Jacinto Property, (a) any (i) Major Lease, or modification or amendment of the term, rent and/or renewal option provisions of such Major Lease, which has been so approved by the Agent or which does not require Agent’s approval hereunder, and (ii) as to which the tenant has executed a subordination, non-disturbance and attornment agreement and estoppel certificate reasonably acceptable to Agent, (b) any Lease that is not a Major Lease, (c) any subletting or assignment under a Lease that is not a Major Lease, and (d) any modification, amendment, termination, cancellation or surrender of any Lease that is not a Major Lease.
               (ii) Borrower’s Requests. Any request by the Borrower for an approval from the Agent with respect to any Major Lease shall be sent to the Agent and shall be accompanied, at a minimum, by the following: (A) the proposed Major Lease or amendment or modification of the term, rent and/or renewal option provisions of such Major Lease complete with all applicable schedules and exhibits; (B) a complete copy of any proposed guaranty; and (C) comprehensive financial information with respect to the proposed tenant and, if applicable, the proposed guarantor.
               (iii) Agent’s Response. The Agent shall act on requests from the Borrower for any approval of a Major Lease in a commercially reasonable manner and shall respond to any such request within ten (10) Business Days following the Agent’s receipt of all requested information in connection therewith. The Agent’s response may consist of an approval or disapproval of the request, or a conditional approval thereof subject to specified reasonable conditions, or a request for further data or information, or any combination thereof. In order to expedite the processing of requests for such approvals, the Borrower agrees to provide the Agent with as much advance information as is possible in a commercially reasonable manner in advance of the Borrower’s formal request for an approval.
          (c) SNDAs and Estoppels. The Agent shall have the right to request that each tenant execute and deliver to the Agent, and upon such request the Borrower agrees to use commercially reasonable efforts to obtain from such tenant, a subordination, non-disturbance of possession and attornment agreement substantially in the form, attached hereto as Schedule VI, and, from time to time, an estoppel certificate substantially in the form attached hereto as Schedule VII.
          (d) Additional Documentation. From time to time upon Agent’s request, Borrower shall promptly deliver to Agent (i) complete executed originals of each Lease of the San Jacinto Property, including any exhibits thereto and any guaranty(ies) thereof, (ii) a complete rent roll of the San Jacinto Property in such detail as Agent may require, together with such operating statements and leasing schedules and reports as Agent may require, (iii) any and all financial statements of the tenants, subtenants and any lease guarantors at the San Jacinto Property to the extent available to Borrower, and (iv) such other information regarding tenants and prospective tenants and other leasing information related to the San Jacinto Property as Agent may reasonably request. In addition, Borrower shall provide Agent with a copy of all Leases of the San Jacinto Property and amendments thereto executed after the date hereof promptly following their execution. Borrower shall have a reasonable time within which to respond to Agent’s request for information pursuant to this section.
          (e) Additional Agreements of Borrower. Borrower represents, covenants and warrants to the Agent and the Lenders that Borrower (i) will observe and perform all of the obligations imposed upon the landlord in the Leases of the San Jacinto Property and will not do or permit to be done anything to impair the security thereof; (ii) will use its best efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under the Leases of the San Jacinto Property and will appear in and defend, at Borrower’s sole cost and expense, any action or proceeding arising under, or in any manner connected with, the Leases of the San Jacinto Property; (iii) will not collect any of the Rents in advance of the time when the same become due under the terms of the Leases of the San Jacinto Property; (iv) will not discount any future accruing Rents from the San Jacinto Property without Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; (v) without the prior written consent of Agent, will not execute any assignment of the Leases or the Rents of the San Jacinto Property; (vi) will not add or modify any option or right of first refusal to purchase all or any portion of the San Jacinto Property or any present or future interest therein, without the prior written consent of Agent; and (g) will execute and deliver, at the request of Agent, all such assignments of the Leases and Rents of the San Jacinto Property in favor of Agent as Agent may from time to time require; and (h) shall notify Agent promptly in writing in the event a tenant under a Major Lease of the San Jacinto Property commits a material default under such Lease.
     8. Additional Representations and Warranties Regarding the San Jacinto Property. The representations and warranties of the Borrower as set forth in the Credit Agreement and related Loan Documents are hereby confirmed, affirmed and ratified by each of the Original Borrower and the San Jacinto Borrower, and each Borrower confirms and affirms that each such representation and warranty remains true and correct as of the Effective Date. Additionally, each Borrower hereby further warrants and represents to the Agent and the Lenders as follows:
          (a) Certificates of Occupancy. To Borrower’s knowledge, all certificates of occupancy and other permits and licenses necessary or required in connection with the use and occupancy of the San Jacinto Improvements have been validly issued and remain in full force and effect
          (b) Utilities; Roads; Access. To Borrower’s knowledge, all utility services necessary for the operation of the San Jacinto Improvements for their intended purposes have been fully installed, including telephone service, water supply, storm and sanitary sewer facilities, natural gas and electric facilities, including cabling for telephonic and data communication. To Borrower’s knowledge, all roads and other accesses necessary to serve the San Jacinto Property and San Jacinto Improvements have been completed, are serviceable in all weather typical for the area in which the San Jacinto Property is located (excluding any natural disasters), and where required by the appropriate Governmental Authority, have been dedicated to and formally accepted by such Governmental Authority.
          (c) Insurance Policies. The insurance policies required to be maintained pursuant to this Amendment are in full force and effect.
          (d) No Liens. Except for Permitted Title Exceptions and the Loan Documents, Borrower has not made, assumed or been assigned any contract or arrangement of any kind, the performance of which by the other party thereto would give rise to a Lien against all or any portion of the San Jacinto Property. There exists no Lien on any direct or indirect equity or beneficial interest in Borrower.
          (e) Casualty and Taking. To Borrower’s knowledge, no casualty has occurred to any material portion of the San Jacinto Property. To Borrower’s knowledge, no condemnation of any portion of the San Jacinto Property, or modification, realignment or relocation of any streets or roadways abutting the San Jacinto Property which could reasonably result in the denial of material access to the San Jacinto Property from a public or private point, has occurred or is threatened or pending.
          (f) Property Not Border Zone. To Borrower’s knowledge, the San Jacinto Property has not been designated as “border zone property” under the provisions of California Health and Safety Code Sections 25220 et seq., or any regulation adopted in accordance therewith, and there has been no occurrence or condition on any real property adjoining or in the vicinity of the San Jacinto Property that could cause the San Jacinto Property or any part thereof to be designated as “border zone property”.
          (g) Good Title and No Liens. The San Jacinto Borrower is the lawful current owner of the San Jacinto Property. To Borrower’s knowledge, the San Jacinto Borrower has permanent non-

cancelable appurtenant rights with respect to all areas over, under or on which support, utility, drainage, passage or other access easements are required to make use of the San Jacinto Property and all required parking as contemplated hereby, and by all Legal Requirements
          (h) No Litigation. There is no litigation now pending, or, to the best of Borrower’s knowledge, threatened, against Borrower, any Guarantor, any other Obligor or with respect to the San Jacinto Property which if adversely decided could reasonably be expected to materially impair the ability of the Borrower to pay and perform its obligations hereunder or under the Loan Documents.
     9. Additional Covenants and Agreements Regarding the San Jacinto Property.
          (a) Insurance. Borrower shall maintain, at its sole cost and expense, the insurance coverages, policies and limits more particularly set forth on Schedule IV attached to, and made a part of, this Amendment. Each policy of insurance (i) shall be issued by one or more insurance companies each acceptable to the Agent, (ii) shall provide that such policy shall not be canceled or modified for nonpayment of premiums without at least ten (10) days prior written notice to Agent, or for any other reason without at least thirty (30) days prior written notice to Agent, and (iii) shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall promptly pay all premiums when due on such insurance and, not less than ten (10) days prior to the expiration dates of each such policy, Borrower will deliver to Agent acceptable evidence of insurance, such as a renewal policy or policies marked “premium paid” or other evidence satisfactory to Agent reflecting that all required insurance is current and in force. Borrower will immediately give written notice to Agent of any cancellation of, or change in, any insurance policy. Agent shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (A) the existence, nonexistence, form or legal sufficiency thereof, (B) the solvency of any insurer, or (C) the payment of losses. Borrower may satisfy any insurance requirement hereunder by providing one or more “blanket” insurance policies, subject to Agent’s approval in each instance as to limits, coverages, forms, deductibles, inception and expiration dates, and cancellation provisions. Notwithstanding anything set forth herein to the contrary, Agent has approved the insurance coverage for the San Jacinto Property evidenced by the insurance certificates provided by Borrower to Agent prior to the date hereof.
          (b) Casualty and Condemnation. Notwithstanding the provisions of Section 14 of the Credit Agreement, the Borrower shall comply with the terms and provisions of the San Jacinto Deed of Trust with respect to any casualty or condemnation on or with respect to the San Jacinto Property and/or the San Jacinto Improvements, including, without limitation, any and all restoration obligations contained therein.
          (c) Additional Improvements. Other than routine work done in the ordinary course of business pursuant to reasonable business practices, Borrower will not undertake or permit any construction, renovation, alteration or expansion of the San Jacinto Improvements without Agent’s prior written approval.
          (e) Property Management. Borrower shall provide for the competent and responsible management and operation of the San Jacinto Property and/or the San Jacinto Improvements; Borrower will not enter into any property management, construction management, leasing, brokerage or any other similar agreement affecting the San Jacinto Property and/or the San Jacinto Improvements without Agent’s prior written consent, and all such agreements shall, in any event, be subject to the semi-annual review and approval of Agent. Any such agreement which is entered into with an affiliate of Borrower shall (i) be specifically disclosed to and approved by Agent, and (ii) contain a specific waiver by such vendor of any available lien rights otherwise available. Agent has approved the Property and

Asset Management Agreement by and between San Jacinto Borrower and TNP Property Manager LLC dated of even date herewith.
     10. Additional Amendment to the Borrower Pledge Agreement. Contemporaneous with the execution and delivery of this Amendment, the Original Borrower is executing and delivering to the Agent a certain Addendum (as defined in the Borrower Pledge Agreement) to the Borrower Pledge Agreement, and which Addendum is attached hereto as Schedule V and is hereby made a part hereof. As of the Effective Date, each of the Loan Parties and the Agent agree that Exhibit A to the Borrower Pledge Agreement is hereby amended and supplemented to add thereto the Equity Interests described and set forth in said Schedule V attached to this Amendment.
     11. References in Loan Documents. All references in any of the Loan Documents to the “Credit Agreement”, the “Note”, the “Guaranty”, the “Borrower Pledge Agreement”, the “REIT Pledge Agreement”, the “Security Documents” or to the “Loan Documents”, shall, from and after the Effective Date be deemed to mean and refer to the Credit Agreement, the Note, the Guaranty, the Borrower Pledge Agreement, the REIT Pledge Agreement, the San Jacinto Documents and each other Security Document or such Loan Document (as applicable) as amended and affected by this Amendment. This Amendment shall be deemed to be a “Loan Document” for the purposes of the Credit Agreement and the other Loan Documents.
     12. Ratification by the Loan Parties. (a) Each Loan Party hereby ratifies, affirms and confirms the Loan Documents (as modified by this Amendment), and acknowledges and agrees that the Loan Documents (as modified by this Amendment) remain in full force and effect and are enforceable against such Loan Party and against the Collateral described therein in accordance with their respective terms. Each Loan Party hereby further acknowledges and agrees that, as of the Effective Date, the Loan Documents, as amended by this Amendment, are not subject to any defenses, rights of setoff, claims or counterclaims that might limit the enforceability thereof, the obligations created and evidenced thereby or the terms and provisions thereof.
     (b) In furtherance of the provisions of subsection (a) above, and not in limitation or derogation thereof, by its execution of this Amendment, each Guarantor hereby (a) acknowledges and consents to the terms and provisions of this Amendment; (b) ratifies, affirms and confirms the Guaranty; (c) agrees that the Guaranty is and shall remain in full force and effect and that the terms and provisions of the Guaranty covers and pertains to the Guaranteed Obligations (as defined in the Guaranty), Notes, Credit Agreement and other Loan Documents; (d) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of the Guaranty or other obligations created and evidenced by the Guaranty; and (e) certifies that the representations and warranties contained in the Guaranty, the Credit Agreement, and the other Loan Documents with respect to each Guarantor remains the true and correct representations and warranties of such Guarantor as of the Effective Date.
     13. Security and Liens. All Obligations of the Loan Parties under the Loan Documents, each as amended by this Amendment, shall be secured by and be entitled to the benefits of, and the Collateral shall remain in all respects subject to the liens, charges and encumbrances of, the Security Documents and the other Loan Documents, and nothing herein contained, and nothing done pursuant hereto or in connection herewith shall affect or be construed to affect the liens, charges or encumbrances or conveyances effected thereby or the priority thereof or to release or affect the liability of any party or parties whomsoever may now, or hereafter be, liable on account of the Obligations.
     14. No Waiver. This Amendment is only a modification of the Loan Documents and is not intended to, and shall not be construed to, effect a novation of any Loan Document, or to constitute a modification of, or a course of dealing at variance with, the Loan Documents (each as amended by this

Amendment), such as to require further notice by Lenders or Agent to require strict compliance with the terms the other Loan Documents in the future.
     15. Representations and Warranties. The Loan Parties hereby warrant that all of the representations and warranties contained in the Loan Documents are true and correct as of the Effective Date and that no Event of Default has occurred and is continuing or would result by the execution of this Amendment which constitutes an Event of Default under the Credit Agreement or any Loan Document or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both. Each Loan Party further represents and warrants that the execution and delivery of this Amendment and all related documents have been duly authorized by each such Loan Party.
     16. Release; Set-off. Each Loan Party hereby unconditionally releases and forever discharges Agent, each Lender and their respective officers, directors, shareholders, and employees from any and all claims, demands, causes of action, expenses, losses and other damages of whatever kind, whether known or unknown, liquidated or unliquidated, at law or in equity, that exists as of the Effective Date in connection with the Credit Agreement, the Loan Documents and any other documents relating thereto.
     17. Additional Waivers and Agreements.
          (a) Notwithstanding any provision contained in this Amendment or any other Loan Document to the contrary, it is the intention and agreement of each Borrower, Guarantor, Obligor and the Agent that the obligations of each Borrower, Guarantor and Obligor under the Loan Documents shall be valid and enforceable against each Borrower, Guarantor and Obligor to the maximum extent permitted by applicable law. Accordingly, if any provision of this Amendment or any other Loan Document creating any obligation of a Borrower, Guarantor or Obligor in favor of any Lender shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of each Borrower, Guarantor, Obligor and Lender that any balance of the obligation created by such provision and all other obligations of each Borrower, Guarantor and Obligor to Lenders created by other provisions of the Loan Documents shall remain valid and enforceable. Likewise, if any sums which a Lender may be otherwise entitled to collect from a Borrower, Guarantor or Obligor under the Loan Documents shall be declared to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to the Obligations and/or the Guaranteed Obligations of such Borrower, Guarantor and Obligor, it is the stated intention and agreement of such Borrower, Guarantor and Obligor and the Lenders that all sums not in excess of those permitted under such applicable law shall remain fully collectible by Lenders from such Borrower, Guarantor and Obligor and such excess sums shall nevertheless survive as a subordinate obligation of such Borrower, Guarantor and Obligor, junior in right to the claims of general unsecured creditors, but prior to the claims of equityholders in such Borrower, Guarantor and Obligor. This provision shall control every other provision of the Loan Documents.
          (b) Each Borrower, Guarantor and Obligor under the Loan Documents hereby waives:
               (i) any defense based upon Agent or any Lender’s election of any remedy against any Borrower, any Guarantor or any Obligor, including without limitation, the defense to enforcement of this Agreement (the “Gradsky” defense based upon Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968) or subsequent cases) which, absent this waiver, a guarantor or indemnitor would have by virtue of an election by Agent or any Lender to conduct a non-judicial foreclosure sale of any Property securing the Obligations, it being understood by each Borrower, Guarantor and Obligor that any such non-judicial foreclosure sale will destroy, by operation of California Civil Code of Civil Procedure

Section 580d, all rights of any party to a deficiency judgment against any Borrower, and, as a consequence, will destroy all rights which a guarantor or indemnitor would otherwise have (including, without limitation, the right of subrogation, the right of reimbursement, and the right of contribution) to proceed against any Borrower and to recover any such amount, and that Agent and Lenders could be otherwise estopped from pursuing guarantor or indemnitor for a deficiency judgment after a non-judicial foreclosure sale on the theory that a guarantor or indemnitor should be exonerated if a lender elects a remedy that eliminates the guarantor’s or indemnitor’s subrogation, reimbursement or contribution rights;
               (ii) any rights under California Code of Civil Procedure Sections 580a and 726b, which provide, among other things: that a creditor must file a complaint for deficiency within three (3) months of non-judicial foreclosure sale or judicial foreclosure sale, as applicable; that a fair market value hearing must be held; and that the amount of the deficiency judgment shall be limited to the amount by which the unpaid debt exceeds the fair market value of the security, but not more that the amount by which the unpaid debt exceeds the sale price of the security;
               (iii) any rights, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Agent to institute suit against, or to exhaust any rights and remedies which Agent or the Lenders has or may have against any Borrower, any Guarantor or any Obligor, or against any collateral for the Obligations provided by any Borrower, any Guarantor, or any Obligor and any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of Borrowers, Guarantor, or Obligors or by reason of the cessation from any cause whatsoever of the liability of any Borrower, any Guarantor, or any Obligor in respect thereof; and
               (iv) (1) any rights to assert against Agent and Lenders any defense (legal or equitable), set-off, counterclaim, or claim which any Guarantor may now or at any time hereafter have against Borrowers or any other Person liable to Agent and Lenders; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (3) any defense any Guarantor has to performance hereunder, and any right any Guarantor has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: the impairment or suspension of the Agent’s or Lenders’ rights or remedies against any Borrower; the alteration by Agent or Lenders of the Obligations; any discharge of any Borrower’s obligations to Agent or Lenders by operation of law as a result of any intervention or omission; or the acceptance by Agent or Lenders of anything in partial satisfaction of the Obligations; (4) the benefit of any statute of limitations affecting any Guarantor’s liability under the Loan Documents or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to any Guarantor’s liability under the Loan Documents.
               (v) Each Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from election of remedies by the Agent and Lenders including any election by Agent or any Lender under Bankruptcy Code Section 1111 (b) to limit the amount of, or any collateral securing, its claim against Borrowers.
               (vi) without limiting the generality of the foregoing or any other provision hereof, each Borrower, Guarantor and Obligor absolutely, knowingly, unconditionally, and expressly waives any and all benefits or defenses which might otherwise be available to such Borrower, Guarantor or Obligor under any one or more of California Civil Code Sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, and 2850, California Code of Civil Procedure Sections

580a, 580b, 580c, 580d, and 726, California Uniform Commercial Code Sections 3116, 3118, 3119, 3419, 3605, 9504, and 9507, and Chapter 2 of Title 14 of Part 4 of Division 3 of the California Civil Code.
               (vii) Each Guarantor hereby acknowledges and agrees that neither Agent, any Lender nor any other Person shall be under any obligation (i) to marshal any assets in favor of Guarantors or in payment of any or all of the liabilities of Borrowers under the Guaranty or the obligations of Guarantors hereunder or (ii) to pursue any other remedy that Guarantors may or may not be able to pursue themselves, any right to which each Guarantor hereby waives.
               (viii) Each Guarantor warrants and agrees that each of the waivers set forth in this Section 17 is made with full knowledge of its significance and consequences and after consultation with legal counsel, and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.
          (c) The Loan Documents currently contain jury trial waivers. Such waivers shall continue to apply to the fullest extent now or hereafter permitted by applicable law. BORROWERS, AGENT AND LENDERS PREFER THAT ANY DISPUTE BETWEEN THEM BE RESOLVED IN LITIGATION SUBJECT TO A JURY TRIAL WAIVER AS SET FORTH IN THE LOAN DOCUMENTS. IF, HOWEVER, UNDER THEN APPLICABLE LAW, A PRE-DISPUTE JURY TRIAL WAIVER OF THE TYPE PROVIDED FOR IN THE LOAN DOCUMENTS IS UNENFORCEABLE IN LITIGATION IF SUCH LITIGATION OCCURS IN CALIFORNIA (ALTHOUGH THE PARTIES DO NOT INTEND HEREBY TO WAIVE THEIR CONSENT TO JURISDICTION AND VENUE IN THE COMMONWEALTH OF MASSACHUSETTS), TO RESOLVE ANY DISPUTE, CLAIM, CAUSE OF ACTION OR CONTROVERSY UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE ENVIRONMENTAL AGREEMENT (EACH, A “CLAIM”), THEN, UPON THE WRITTEN REQUEST OF ANY PARTY TO SUCH LITIGATION, SUCH CLAIM, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL BE DETERMINED EXCLUSIVELY BY A JUDICIAL REFERENCE PROCEEDING. EXCEPT AS OTHERWISE PROVIDED IN THE PREVIOUS PARAGRAPH, VENUE FOR ANY SUCH REFERENCE PROCEEDING SHALL BE IN THE STATE OR FEDERAL COURT IN THE COUNTY OR DISTRICT WHERE VENUE IS APPROPRIATE UNDER APPLICABLE LAW (THE “COURT”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IF THE PARTIES CANNOT AGREE UPON A REFEREE, THE COURT SHALL APPOINT THE REFEREE. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS PARAGRAPH, HOWEVER, SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES (INCLUDING, WITHOUT LIMITATION, REPLEVIN, INJUNCTIVE RELIEF, ATTACHMENT OR THE APPOINTMENT OF A RECEIVER). THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE ALSO SHALL DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS PARAGRAPH. THE PARTIES ACKNOWLEDGE THAT ANY CLAIM DETERMINED BY REFERENCE PURSUANT TO THIS PARAGRAPH SHALL NOT BE ADJUDICATED BY A JURY.
     18. Miscellaneous. (a) all costs and expenses of Agent, including, without limitation, appraisal fees and reasonable attorney’s fees of counsel to Agent relating to the negotiation, preparation, execution and delivery of this Amendment and all instruments, agreements and documents contemplated hereby, shall be the responsibility of Borrower; (b) this Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and performed within such state; and (c) this Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement binding on the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or by means of electronic mail (in so-called “pdf”, “TIF” or any similar format) shall be effective as an in-hand delivery of an original executed counterpart hereof.
[The Next Page is the Signature Page]

     IN WITNESS WHEREOF, the Loan Parties and the Agent have caused this Amendment to be duly executed by their respective duly authorized officers, as an instrument under seal, as of the date and year first above written.

BORROWER:	TNP STRATEGIC RETAIL OPERATING PARTNERSHIP, LP, a Delaware limited partnership
	By:	TNP Strategic Retail Trust, Inc., a Maryland
corporation, its general partner

By	/s/ Christopher S. Cameron
	Print Name	Christopher S. Cameron
	Title	CFO, Secretary

TNP SRT SAN JACINTO, LLC, a Delaware limited liability company
By	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

By	TNP Strategic Retail Trust, Inc., a
Maryland corporation, its general partner

By	/s/ Christopher S. Cameron
	Print Name:	Christopher S. Cameron
	Title:	CFO, Secretary

AGENT AND LENDER:	KEYBANK NATIONAL ASSOCIATION
	By:	/s/ Christopher T. Neil
Christopher T. Neil
Senior Relationship Manager

GUARANTORS and OBLIGORS:	TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation
	By:	/s/ Christopher S. Cameron
		Print Name:	Christopher S. Cameron
		Title:	CFO, Secretary

** Signatures Continued on Next Page**
[Signature Page to Fourth Omnibus Amendment and Reaffirmation of Loan Documents]

THOMPSON NATIONAL PROPERTIES, LLC, a Delaware limited liability company
By:	/s/ Johnna F. Howard
Print Name: Johnna F. Howard
	Title:	CFO

/s/ Anthony W. Thompson
Anthony W. Thompson, an individual

TNP SRT NORTHGATE PLAZA TUCSON HOLDINGS, LLC, a Delaware limited liability company
By	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

By	TNP Strategic Retail Trust, Inc., a Maryland corporation, its general partner

By	/s/ Christopher S. Cameron
Print Name: Christopher S. Cameron
	Title:	CFO, Secretary

[Signature Page to Fourth Omnibus Amendment and Reaffirmation of Loan Documents]

Schedule I
     (a) Exhibit B attached to the Credit Agreement is hereby amended and supplemented by adding thereto the following information:

		Jurisdiction of	Certificate	Nature of Equity	Percentage of	Description of any
	Name of Entity	Organization	Number(s) (if any)	Interests	Ownership in Entity	Excluded Rights
5.	TNP SRT San	Delaware	N/A	Membership interests	100%	None
	Jacinto, LLC
     (b) Exhibit C attached to the Credit Agreement is hereby amended and supplemented by adding thereto the following information:

				Outstanding	Pending Sales or
			Current Fair Market	Principal Balance of	Refinancings of
	Name of Entity	Location of Property	Value of Property	the Property Loan	Property
4.	TNP SRT San	San Jacinto,	$$7,088,000	$0	None
	Jacinto, LLC	California
     (c) Exhibit E attached to the Credit Agreement is hereby amended and supplemented by adding thereto the following information:

	Name of Entity	Location of Property	Environmental Reports
4.	TNP SRT San Jacinto, LLC	San Jacinto, California	Phase I Environmental Assessment dated as of September 28, 2009, prepared by Property Solutions Inc. for Bank of America, and Phase II Environmental Site Assessment dated December 15, 2009 prepared by Enercon.
     (d) Exhibit F attached to the Credit Agreement is hereby amended and supplemented to add that the San Jacinto Borrower’s Taxpayer Identification Number is 27-3186823.

Schedule II
Rent Roll for San Jacinto Property
[attached hereto]

Schedule III
Tenant Delinquency Report for San Jacinto Property
[attached hereto]

Schedule IV
Insurance Requirements
Named Insured (Borrower): TNP SRT San Jacinto, LLC, a Delaware limited liability company

Property Address:	2181 — 2291 Esplanade Avenue, San Jacinto, California

Mortgagee:	KeyBank National Association, its successors and/or assignees, for itself and, when applicable, as agent for other participating lenders

Mortgagee address:	225 Franklin Street, 18th Floor, Boston, Massachusetts 02110

Deductible under any line of coverage must not exceed:	$

PROPERTY

Causes of loss insured against:	• “Special Form” equivalent to ISO standard, or “Risks of loss not otherwise excluded” for coverage comparable to ISO Special Form, including damage from windstorm and hail

• Boiler & Machinery or Breakdown coverage for buildings with elevators and central HVAC (not required for per-unit HVAC)

Additional causes of loss if specified:	___ Flood — mandatory at NFIP limits ($250,000 per residential bldg., $500,000 per commercial bldg.) if building will be in Special Flood Hazard Area
___ Additional flood limits: $_________________________
___ Earthquake $_________________________
___ Terrorism: ___ certified only ___ certified and non-certified
___ Ordinance or Law: (A) Loss of value of undamaged part — within building limit; (B) Demolition and (C) Increased Cost of Construction:
$___________________
___ Other ____________________

Amount of insurance:	Building: Sufficient to cover insurable value (cost to construct less standard exclusions such as foundation): $___________________________
Business interruption: Sufficient to cover 12 months’ revenue or rental income:
$________________________

Additional coverage conditions:	• Replacement cost valuation for building

• Actual loss sustained valuation for business interruption/loss of rents

• No coinsurance / coinsurance waived

Mortgagee Clause:	Mortgagee identified as above. Mortgagee provisions must match standard clause of ISO forms or Lender’s Loss Payable clause per section C of ISO form CP 12 18

Documentation:	Acord 28 Evidence of Property Insurance extending at least 30 days’ notice of cancellation (45 days in Washington state) except 10 days’ notice for non-payment of premium.

	•	All details specified above must be specifically addressed.

	•	All deductibles and any sub-limits must be disclosed.

	•	If program is blanket over other locations as well as loan property, show policy limits along with values reported to insurer for the subject location.

The use of any form other than Acord 28 (2003/10) may result in agent and/or insurer having to provide additional coverage documentation.

INSURANCE REQUIREMENTS FOR COMMERCIAL REAL ESTATE LOANS
PERMANENT LOAN
- continued -
GENERAL LIABILITY

Coverage form:	Commercial General Liability — equivalent to ISO standard occurrence-based form, including BI, PD, PI/AI, Contractual

Limit of liability per occurrence:	Not less than $ combining primary and excess

Mortgagee as Additional Insured:	Mortgagee identified on page 1.
Coverage granted per ISO form CG 20 18 or CG 20 26, or equivalent. Copy of endorsement or verification of underwriter’s intent to issue must be attached to Certificate of Liability Insurance

Documentation:	Acord 25 Certificate of Liability Insurance extending at least 30 days’ notice of cancellation.
BORROWER’S PROPERTY, GENERAL LIABILITY AND UMBRELLA/EXCESS INSURERS MUST HAVE BEST’S RATINGS NOT LESS THAN A:X UNLESS OTHERWISE AGREED TO BY LENDER.
OTHER COVERAGES

Workers’ Compensation:	Statutory benefits for the state where the building is located. This requirement may be waived if borrowing entity has no employees and general contractor produces evidence of workers’ compensation coverage.

Employer’s Liability:	$100,000 per accident for accidental injury; $100,000 per employee and $100,000 aggregate for occupational illness or disease.

Business Auto Liability:	Covering owned, non-owned and hired/rented vehicles

Environmental Liability:	___ Requirement applies only if checked. Form should cover liability for bodily injury and property damage claims, both on and off site, and include mortgagee as an insured along with borrower. Full quote and specimen forms must be submitted for lender approval.

Required limit: $

Schedule V
Pledge Agreement Addendum
to Borrower Pledge and Security Agreement
     The undersigned, being the Grantor under that certain Pledge and Security Agreement dated as of November 12, 2009 (as amended, restated and/or modified from time to time, the “Agreement”) in favor of KeyBank National Association, as Agent (“Agent”), by executing this Pledge Agreement Addendum, hereby acknowledges that Grantor legally and beneficially owns all of the Equity Interests in and to the Entity (or Entities) described below. Grantor hereby agrees and acknowledges that (a) the Equity Interests described below constitute “Collateral” for purposes of the Agreement, and shall be governed by, and subject to all of the terms, provisions and conditions of the Agreement, (b) Grantor hereby grants to the Agent, for the benefit of itself and the Lenders, a security interest in all of the Collateral of the Grantor on the terms and conditions set forth in the Agreement, (c) that this Addendum constitutes a “Pledge Agreement Addendum” for purposes of the Agreement and that the Agreement is hereby amended to include the hereinafter described Equity Interests and Collateral, and (d) that after giving effect to this Addendum, the representations and warranties set forth in the Agreement are materially true, complete and correct as of the date hereof. Capitalized terms used in this Addendum without definition shall have the meanings assigned to such terms in the Agreement.

	Jurisdiction of	Certificate	Nature of Equity	Percentage of	Description of any
Name of Entity	Organization	Number(s) (if any)	Interests	Ownership in Entity	Excluded Rights
TNP SRT San Jacinto, LLC	Delaware	None	Membership Interests	TNP Strategic Retail Operating Partnership, LP holds 100% of the membership interests in the Entity	None
The Next Page is the Signature Page

     IN WITNESS WHEREOF, Grantor has executed this Addendum this ______ day of August, 2010.

Grantor: TNP STRATEGIC RETAIL OPERATING PARTNERSHIP, LP, a Delaware limited partnership
By:	TNP Strategic Retail Trust, Inc., a Maryland
corporation, its general partner

By
Name
Title

[for Grantor]
STATE OF
COUNTY OF
     On August ___, 2010, before me, the undersigned notary public, personally appeared _____________________, the ______________________of TNP Strategic Retail Trust, Inc., a Maryland corporation, the general partner of TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership proved to me through satisfactory evidence of identification, being (check whichever applies): ☐ driver’s license or other state or federal governmental document bearing a photographic image, ☐ oath or affirmation of a credible witness known to me who knows the above signatory, or ☐ my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by him/her voluntarily in said capacity and the free act and deed of said corporation and limited partnership, for its stated purpose.

Notary Public
Print Name My Commission Expires [SEAL]

[Signature Page to Borrower Pledge Agreement Addendum]

Consent, Acknowledgement and Agreement of
TNP SRT San Jacinto, LLC
     Reference is made to that certain Pledge and Security Agreement dated as of November 12, 2009 by TNP Strategic Retail Operating Partnership, LP (the “Grantor”) to KeyBank National Association (“Agent”), for itself and the Lenders (as defined therein) (as amended, restated and/or modified from time to time, the “Agreement”).
     TNP SRT San Jacinto, LLC, a Delaware limited liability company (the “Entity”), hereby consents to the foregoing Pledge Agreement Addendum, with the express confirmation, warranty and representation that all restrictions on the transfer of the Collateral as set forth in the Entity Governance Documents (if any), have been waived to permit this pledge and grant of security interest and any subsequent foreclosure or other disposition of the Collateral by Agent in accordance with the terms and agreements set forth above, and with the express grant to Agent and any agent of Agent of the power of attorney set forth in Section 10 of the Agreement. Entity represents that it has not opted into Article 8 of the applicable Uniform Commercial Code for the Entity and agrees that the Entity Governance Documents for the Entity shall not be amended to insert such a provision without the prior written consent of Agent. Entity hereby acknowledges receipt of notice of the pledge and collateral assignment of the Collateral effected hereby and hereby agrees to register the Collateral as subject to the security interests and collateral assignments effected hereby. The Grantor has irrevocably authorized the Entity to accept and act upon, and the Entity hereby agrees to accept and act upon, all instructions and directions given by Agent to the Entity with respect to the Collateral in accordance with the Agreement and the Pledge Agreement Addendum without the necessity of further authorization or consent from, or notice to, the Grantor.
     Pursuant to the terms of the Entity Governance Documents, each of the undersigned, as a member of the Entity, hereby (a) consents to the pledge by Grantor of the Collateral to Agent as security for the Obligations and agrees that the Entity Governance Documents are hereby amended to permit and reflect the pledge of the Collateral by Grantor to Agent pursuant to the terms and provisions of the Agreement, the Pledge Agreement Addendum and this Consent, (b) instructs the Entity to register the lien created hereunder in the Collateral in the books and records maintained by the Entity, (c) in connection with the exercise by Agent of its rights and remedies under this Consent, consents to the foreclosure or other disposition or assignment of the Equity Interests and Collateral to any person or entity (an “Assignee”) and the substitution of such Assignee as a new member of the Entity, and (d) agrees that no such assignment or substitution and no foreclosure under the Agreement, the Consent or other remedies in respect thereof shall effect a termination or dissolution of the Entity.

     IN WITNESS WHEREOF, the undersigned has executed this Consent, Acknowledgement and Agreement, as an instrument under seal this ______ day of August, 2010.

Entity TNP SRT San Jacinto, LLC, a Delaware limited liability company
By	TNP Strategic Retail Operating Partnership, LP, a
Delaware limited partnership, its Sole Member

By TNP Strategic Retail Trust, Inc., a
Maryland corporation, its general partner

By
Print Name:
Title:

[for Entity]
STATE OF
COUNTY OF
     On August ___, 2010, before me, the undersigned notary public, personally appeared ________________________, the _______________________of TNP Strategic Retail Trust, a Maryland corporation, the general partner of TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership, the sole member of TNP SRT San Jacinto, LLC, a Delaware limited liability company, proved to me through satisfactory evidence of identification, being (check whichever applies): ☐ driver’s license or other state or federal governmental document bearing a photographic image, ☐ oath or affirmation of a credible witness known to me who knows the above signatory, or ☐ my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by him/her voluntarily in said capacity and the free act and deed of said entities, for its stated purpose.

Notary Public
Print Name My Commission Expires [SEAL]

[Signature Page to Consent to Borrower Pledge Agreement Addendum]

Schedule VI
Form of SNDA
Recorded at the Request of and After Recording Return to:
Gail E. McCann, Esq.
Edwards Angell Palmer & Dodge LLP
2800 Financial Plaza
Providence, RI 02903

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

Grantor #1 (Landlord):	TNP SRT SAN JACINTO, LLC

Grantor #2 (Tenant):

Grantee (Agent):	KEYBANK NATIONAL ASSOCIATION, as Agent, its successors and assigns

Abbreviated Legal Description:

Official Legal Description on Exhibit A

Assessor’s Tax Parcel ID #	APN: 436-710-001-0 and 436-710-002-1 and 436-710-003-2 and 436-710-004-3 and 436-710-005-4 and 436-710-006-5 and 436-710-007-6 and 436-710-008-7 and 436-710-010-8

Reference No.	N/A

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
          THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT’ AGREEMENT (the “Agreement”) is made as of the ____ day of _______ 2010 by and between:
KEYBANK NATIONAL ASSOCIATION,
a national banking association,
having an address at
127 Public Square
Cleveland, Ohio 44114
(“Agent”),
and

having an address at

(“Tenant”).
RECITALS:
     A. Tenant is the holder of a leasehold estate in a portion of those certain premises located in the City of San Jacinto, the County of Riverside, State of California, and more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”) under and pursuant to the provisions of a certain lease dated _______________ between _____________________ as landlord, as later assumed by Borrower (as defined below) and Tenant, as tenant (the “Lease”); and
     B. Agent and other lenders (“Lenders”) have made a loan or are about to make a loan to TNP SRT San Jacinto, LLC, a limited liability company organized under the laws of the State of Delaware, having its principal place of business at 1900 Main Street, Suite 700 Irvine, California 92614 (“Borrower”), evidenced or to be evidenced by a revolving credit loan made by TNP Strategic Retail Operating Partnership, LP and later assumed by Borrower as a Co-Borrower to the order of KeyBank National Association and other Lenders (the “Note”) and secured or to be secured by a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the “Security Instrument”) granted by Borrower to or for the benefit of Agent and encumbering the Property; and
     C. Borrower is, or is about to become, the owner in fee simple of the Property and the landlord under the Lease (“Landlord”); and
     D. Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof, and Agent has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.
AGREEMENT:
For good and valuable consideration, Tenant and Agent agree as follows:

     1. SUBORDINATION. The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Security Instrument and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.
     2. NON-DISTURBANCE. If any action or proceeding is commenced by Agent for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Agent of any of its other rights under the Note or the Security Instrument shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed beyond any applicable notice or grace period.
     3. ATTORNMENT. If Agent or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Agent or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, whereupon, subject to the observance and performance by Tenant of all the terms, covenants and conditions of the Lease on the part of Tenant to be observed and performed, Purchaser shall recognize the leasehold estate of Tenant under all of the terms, covenants and conditions of the Lease for the remaining balance of the term with the same force and effect as if Purchaser were the lessor under the Lease subject to the terms of Section 4 of this Agreement; provided, however, that Purchaser shall not be:
(a)	liable for the failure of any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property, provided that the foregoing shall not limit Purchaser’s obligations under the Lease to correct any conditions that (i) existed as of the date Purchaser shall become the owner of the Property and (ii) violate Purchaser’s obligations as landlord under the Lease; provided further, however, that Purchaser shall have received written notice of such omissions, conditions or violations and has had a reasonable opportunity to cure the same, all pursuant to the terms and conditions of the Lease;

(b)	subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property;

(c)	liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser;

(d)	bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser;

(e)	bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease, or any voluntary surrender of the premises demised under the Lease, made without Agent’s or Purchaser’s prior written consent prior to the time Purchaser succeeded to Landlord’s interest; or

(f)	responsible for the making of repairs in or to the Property in the case of damage or destruction to the Property or any part thereof due to fire or other casualty or by reason of condemnation unless Purchaser is obligated under the Lease to make such repairs and Purchaser receives insurance proceeds or condemnation awards sufficient to finance the completion of such repairs.
     In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest.
     4. NOTICE TO TENANT. After notice is given to Tenant by Agent that the Landlord is in default under the Note and the Security Instrument and that the rentals under the Lease should be paid to Agent pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Agent in connection therewith, Tenant shall thereafter pay to Agent or as directed by the Agent, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Agent and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.
     5. NOTICE TO AGENT AND RIGHT TO CURE. Tenant agrees to notify Agent by certified mail, return receipt requested, with postage prepaid, of any default on the part of Landlord under the Lease which would entitle Tenant to cancel or terminate the Lease or to abate or reduce the rent payable thereunder, and Tenant further agrees that, notwithstanding any provisions of the Lease, no cancellation or termination of the Lease and no abatement or reduction of the rent payable thereunder shall be effective unless Agent has received notice of the same and has failed within thirty (30) days after both Agent’s receipt of said notice and the time when Agent shall have become entitled under the Security Instrument (as hereinafter defined) to remedy the same, to commence to cure the default which gave rise to the cancellation or termination of the Lease or abatement or reduction of the rent payable thereunder and thereafter diligently prosecutes such cure to completion, provided that in the event Agent cannot commence such cure without possession of the Property, no cancellation or termination of the Lease and no abatement or reduction of the rent payable thereunder shall be effective if Agent commences judicial or non-judicial proceedings to obtain possession within such period and thereafter diligently prosecutes such efforts and cure to completion. In addition, if such default is not susceptible of cure by Agent and Agent obtains possession of the Property, such default shall be waived. Notwithstanding the foregoing, Agent shall have no obligation to cure any default by Landlord except as provided in Section 3 in the event Agent shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument.

     6. NOTICES. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

If to Tenant:

Attention:

If to Agent:	KeyBank National Association
225 Franklin Street, 18th Floor
Boston, MA 02110
Attention: Christopher T. Neil
or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 6, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.
          7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Agent, Lenders, Tenant and Purchaser and their respective successors and assigns.
          8. GOVERNING LAW. This Agreement shall be deemed to be a contract entered into pursuant to the laws of California and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of California.
          9. MISCELLANEOUS. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
(Signatures on Next Page)

     IN WITNESS WHEREOF, Agent and Tenant have duly executed this Agreement as an instrument under seal as of the date first above written.

AGENT: KEYBANK NATIONAL ASSOCIATION, a national banking association
By:
Name:
Its:

TENANT:
By:
Name:
Its:

The undersigned hereby joins in the execution of this Agreement in order to evidence its acceptance of, and agreement to, the provisions of Section 4 hereof.

BORROWER/LANDLORD: TNP SRT SAN JACINTO, LLC, a Delaware limited liability company
By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited liability company, its Sole Member

By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

By:
Name:
Title:

STATE OF CALIFORNIA
COUNTY OF
     On August ____, 2010, before me, the undersigned notary public, personally appeared ________________, the _______________ of TNP Strategic Realty Trust, Inc., a Maryland corporation and the General Partner of TNP Strategic Retail Operating Partnership, LP, a Delaware limited liability company and Sole Member of TNP SRT San Jacinto, LLC, a Delaware limited liability company proved to me through satisfactory evidence of identification, being (check whichever applies): ☐ driver’s license or other state or federal governmental document bearing a photographic image, ☐ oath or affirmation of a credible witness known to me who knows the above signatory, or ☐ my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by him/her voluntarily in said capacity and the free act and deed of said limited liability companies, for its stated purpose.

Notary Public
Print Name
My Commission Expires
[SEAL]
(The balance of this page intentionally is blank.)

EXHIBIT A
LEGAL DESCRIPTION
PARCEL “A”
PARCEL A AS SHOWN ON EXHIBIT “B” OF LOT LINE ADJUSTMENT NO. 07-02 AS EVIDENCED BY DOCUMENT RECORDED MARCH 28, 2007 AS INSTRUMENT NO. 2007-0211022 OF OFFICIAL RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;
PORTIONS OF PARCELS 4 AND 8 OF PARCEL MAP NO. 33196, IN THE CITY OF SAN JACINTO, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 216, PAGES 72 AND 73 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING WITHIN SECTION 32, TOWNSHIP 4 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE SOUTHEAST CORNER OF SAID PARCEL 4 OF SAID PARCEL MAP NO. 33196, SAID POINT BEING ON THE SOUTHERLY LINE OF SAID PARCEL MAP NO. 33196.
THENCE ALONG THE SOUTHERLY LINE OF SAID PARCEL MAP NO. 33196, NORTH 89° 54’ 46” WEST A DISTANCE OF 83.32 FEET;
THENCE LEAVING SAID SOUTHERLY LINE NORTH 00° 05’ 14” EAST A DISTANCE OF 124.09 FEET TO A POINT ON THE NORTHERLY LINE OF SAID PARCEL 4;
THENCE ALONG THE EASTERLY PROLONGATION OF THE NORTHERLY LINE OF SAID PARCEL 4 SOUTH 89° 54’ 46” EAST A DISTANCE OF 234.80 FEET;
THENCE LEAVING SAID PROLONGATION SOUTH 00° 05’ 14” WEST A DISTANCE OF 107.09 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID PARCEL MAP NO. 33196, SAID LINE BEING 73.00 FEET NORTH OF THE CENTERLINE OF ESPLANADE AVENUE AS SHOWN ON SAID PARCEL MAP NO. 33196;
THENCE ALONG THE SOUTHERLY LINE OF SAID

PARCEL MAP NO. 33196 THE FOLLOWING COURSES:
SOUTH 45° 05’ 14” WEST A DISTANCE OF 24.04 FEET;
THENCE NORTH 89° 54’ 46” WEST A DISTANCE OF 134.48 FEET TO THE POINT OF BEGINNING.
PARCEL “B”
PARCEL B AS SHOWN ON EXHIBIT “B” OF LOT LINE ADJUSTMENT NO. 07-02 AS EVIDENCED BY DOCUMENT RECORDED MARCH 28, 2007 AS INSTRUMENT NO. 2007-0211022 OF OFFICIAL RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;
PORTIONS OF PARCELS 6, 7 AND 8 OF PARCEL MAP NO. 33196, IN THE CITY OF SAN JACINTO, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 216, PAGES 72 AND 73, OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING WITHIN SECTION 32, TOWNSHIP 4 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE MOST NORTHWESTERLY CORNER OF PARCEL 6 OF SAID PARCEL MAP NO. 33196, SAID POINT BEING THE NORTHWEST CORNER OF SAID PARCEL MAP NO. 33196, SAID POINT ALSO BEING 78.00 FEET EAST OF THE CENTERLINE OF SANDERSON AVENUE AS SHOWN ON SAID PARCEL MAP NO. 33196;
THENCE ALONG THE NORTHERLY LINE OF SAID PARCEL MAP NO. 33196 SOUTH 89° 54’ 40” EAST A DISTANCE OF 389.59 FEET;
THENCE LEAVING SAID NORTHERLY LINE, SOUTH 00° 05’ 14” WEST A DISTANCE OF 151.01 FEET;
THENCE NORTH 89° 54’ 46” WEST A DISTANCE OF 56.33 FEET;
THENCE SOUTH 00° 05’ 14” WEST A DISTANCE OF 108.16 FEET;
THENCE NORTH 89° 54’ 46” WEST A DISTANCE OF 83.75 FEET TO A POINT ON THE WESTERLY LINE OF SAID PARCEL 7;
THENCE ALONG THE NORTHERLY PROLONGATION OF THE WESTERLY LINE OF SAID PARCEL 7 NORTH 00° 05’ 14” EAST A DISTANCE OF 130.00 FEET;
THENCE LEAVING SAID NORTHERLY PROLONGATION

NORTH 89° 54’ 46” WEST A DISTANCE OF 18.00 FEET;
THENCE NORTH 00° 05’ 14” EAST A DISTANCE OF 107.17 FEET;
THENCE NORTH 89° 54’ 40” WEST A DISTANCE OF 231.52 FEET TO A POINT ON THE WESTERLY LINE OF SAID PARCEL MAP NO. 33196 SAID POINT BEING 78.00 FEET EAST OF THE CENTERLINE OF SANDERSON AVENUE AS SHOWN ON SAID PARCEL MAP NO. 33196;
THENCE ALONG THE EASTERLY LINE OF SAID SANDERSON AVENUE, NORTH 00° 06’ 56” EAST A DISTANCE OF 21.00 FEET TO THE POINT OF BEGINNING.
PARCEL “C”
PARCEL C AS SHOWN ON EXHIBIT “B” OF LOT LINE ADJUSTMENT NO. 07-02 AS EVIDENCED BY DOCUMENT RECORDED MARCH 28, 2007 AS INSTRUMENT NO. 2007-0211022 OF OFFICIAL RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;
PORTIONS OF PARCELS 4, 6, 7, AND 8 OF PARCEL MAP NO. 33196, IN THE CITY OF SAN JACINTO, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 216 PAGES 72 AND 73, OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING WITHIN SECTION 32, TOWNSHIP 4 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE SOUTHEAST CORNER OF PARCEL 2 OF SAID PARCEL MAP NO. 33196;
THENCE ALONG THE EASTERLY LINE OF SAID PARCEL 2 THE FOLLOWING COURSES:
NORTH 00° 05’ 14” EAST A DISTANCE OF 132.26 FEET;
THENCE NORTH 89°54’ 46” WEST A DISTANCE OF 28.00 FEET;
THENCE NORTH 00° 05’ 14” EAST A DISTANCE OF 30.00 FEET THE NORTHEAST CORNER OF SAID PARCEL 2, SAID POINT BEING ON THE WESTERLY PROLONGATION OF THE SOUTHERLY LINE OF SAID PARCEL 6;
THENCE ALONG SAID WESTERLY PROLONGATION, SOUTH 89° 54’ 46” EAST A DISTANCE OF 28.00 FEET TO AN ANGLE POINT ON THE WESTERLY LINE OF SAID PARCEL 6;

THENCE ALONG THE WESTERLY LINE OF SAID PARCEL 6 THE FOLLOWING COURSE:
THENCE NORTH 00° 05’ 14” EAST A DISTANCE OF 42.50 FEET;
THENCE NORTH 89° 54’ 46” WEST A DISTANCE OF 18.00 FEET;
THENCE NORTH 00° 05’ 14” EAST A DISTANCE OF 66.50 FEET;
THENCE SOUTH 89° 54’ 46” EAST A DISTANCE OF 18.00 FEET;
THENCE NORTH 00° 05’ 14” EAST A DISTANCE OF 6.92 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 30.00 FEET WITH A RADIAL BEARING OF SOUTH 89° 54’ 46” EAST;
THENCE NORTHWESTERLY AND WESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 94° 54’ 51” AN ARC LENGTH OF 49.70 FEET;
THENCE SOUTH 85° 10’ 23” WEST A DISTANCE OF 119.40 FEET;
THENCE NORTH 89° 54’ 46” WEST A DISTANCE OF 50.00 FEET TO A POINT ON THE WESTERLY LINE OF SAID PARCEL MAP NO. 33196 SAID POINT BEING 78.00 FEET EAST OF THE CENTERLINE OF SANDERSON AVENUE AS SHOWN ON SAID PARCEL MAP NO. 33196;
THENCE ALONG THE EASTERLY LINE OF SAID SANDERSON AVENUE, NORTH 00° 06’ 56” EAST A DISTANCE OF 25.02 FEET;
THENCE LEAVING SAID EASTERLY LINE SOUTH 89° 54’ 40” EAST A DISTANCE OF 231.52 FEET;
THENCE SOUTH 00° 05’ 14” WEST A DISTANCE OF 107.17 FEET;
THENCE SOUTH 89° 54’ 46” EAST A DISTANCE OF 18.00 FEET TO A POINT ON THE NORTHERLY PROLONGATION OF THE WESTERLY LINE OF SAID PARCEL 7;
THENCE ALONG SAID NORTHERLY PROLONGATION, SOUTH 00° 05’ 14” WEST A DISTANCE OF 130.00 FEET;
THENCE LEAVING THE WEST LINE OF SAID LOT 7,

SOUTH 89° 54’ 46” EAST A DISTANCE OF 83.75 FEET TO A POINT 10.00 FEET WEST OF THE SOUTHERLY PROLONGATION OF THE EASTERLY LINE OF SAID PARCEL 6;
THENCE ON A LINE PARALLEL WITH AND 10.00 FEET DISTANT FROM THE EASTERLY LINE OF SAID PARCEL 6 NORTH 00° 05’ 14” EAST A DISTANCE OF 108.16 FEET;
THENCE LEAVING SAID PARALLEL LINE, SOUTH 89° 54’ 46” EAST A DISTANCE OF 56.33 FEET;
THENCE SOUTH 00° 05’ 14” WEST A DISTANCE OF 179.76 FEET;
THENCE NORTH 89° 54’ 46” WEST A DISTANCE OF 16.80 FEET;
THENCE SOUTH 00° 05’ 14” WEST A DISTANCE OF 112.56 FEET TO A POINT ON A LINE THAT IS PARALLEL WITH AND 38.44 FEET DISTANT NORTHERLY FROM THE NORTHERLY LINE OF PARCEL 4 OF SAID PARCEL MAP NO. 33196;
THENCE ALONG SAID PARALLEL LINE, SOUTH 89° 54’ 46” EAST A DISTANCE OF 38.75 FEET;
THENCE LEAVING SAID PARALLEL LINE, SOUTH 00° 05’ 14” WEST A DISTANCE OF 162.53 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID PARCEL 4, SAID POINT BEING ON THE SOUTHERLY LINE OF SAID PARCEL MAP NO. 33196, SAID LINE BEING 56.00 FEET NORTH OF THE CENTERLINE OF ESPLANADE AVENUE AS SHOWN ON SAID PARCEL MAP NO. 33196;
THENCE ALONG SAID SOUTHERLY LINE THE FOLLOWING COURSE:
NORTH 89° 54’ 46” WEST A DISTANCE OF 94.81 FEET;
THENCE NORTH 44° 54’ 46” WEST A DISTANCE OF 24.04 FEET;
THENCE NORTH 89° 54’ 46” WEST A DISTANCE OF 42.00 FEET TO THE SOUTHWEST CORNER OF SAID PARCEL 4, SAID POINT ALSO BEING THE SOUTHEAST CORNER OF PARCEL 3 OF SAID PARCEL MAP NO. 33196;
THENCE LEAVING SAID SOUTHERLY LINE, ALONG THE EASTERLY LINE OF SAID PARCEL 3;
NORTH 00° 05’ 14” EAST A DISTANCE OF 107.09 FEET TO THE NORTHWEST CORNER OF SAID PARCEL 4 OF SAID PARCEL MAP NO. 33196;

THENCE CONTINUING ALONG THE EASTERLY LINE OF SAID PARCEL 3 THE FOLLOWING COURSES:
NORTH 00° 05’ 14” EAST A DISTANCE OF 204.87 FEET;
THENCE NORTH 89° 54’ 46” WEST A DISTANCE OF 74.22 FEET;
THENCE NORTH 00° 5’ 14” EAST A DISTANCE OF 39.13 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID PARCEL 2;
THENCE ALONG THE SOUTHERLY LINE OF SAID PARCEL 2 SOUTH 89° 54’ 46” EAST A DISTANCE OF 18.00 FEET TO THE POINT OF BEGINNING.
PARCEL “D”
PARCEL D AS SHOWN ON EXHIBIT “B” OF LOT LINE ADJUSTMENT NO. 07-02 AS EVIDENCED BY DOCUMENT RECORDED MARCH 28, 2007 AS INSTRUMENT NO. 2007-0211022 OF OFFICIAL RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;
PORTIONS OF PARCELS 6 AND 8 OF PARCEL MAP NO. 33196, IN THE CITY OF SAN JACINTO, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP IN FILE IN BOOK 216 PAGES 72 AND 73, OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING WITHIN SECTION 32, TOWNSHIP 4 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCING AT THE NORTHEAST CORNER OF SAID PARCEL 8 OF PARCEL MAP NO. 33196, SAID POINT BEING ON THE NORTHERLY LINE OF SAID PARCEL MAP NO. 33196.
THENCE ALONG SAID NORTHERLY LINE SOUTH 89° 54’ 40” EAST A DISTANCE OF 135.33 FEET TO THE TRUE POINT OF BEGINNING;
THENCE LEAVING SAID NORTHERLY LINE SOUTH 00° 05’ 14” WEST A DISTANCE OF 329.77 FEET;
THENCE NORTH 89° 54’ 46” WEST A DISTANCE OF 16.80 FEET;
THENCE SOUTH 00° 05’ 14” WEST A DISTANCE OF 112.56 FEET TO A POINT ON A LINE THAT IS PARALLEL WITH AND 38.44 FEET DISTANT NORTHERLY FROM THE NORTHERLY LINE OF PARCEL 4 OF SAID PARCEL MAP

NO. 33196;
THENCE ALONG SAID PARALLEL LINE, SOUTH 89° 54’ 46” EAST A DISTANCE OF 130.00 FEET;
THENCE LEAVING SAID PARALLEL LINE, NORTH 00° 05’ 14” EAST A DISTANCE OF 119.33 FEET;
THENCE SOUTH 89° 54’ 46” EAST A DISTANCE OF 20.00 FEET;
THENCE NORTH 00° 05’ 14” EAST A DISTANCE OF 61.33 FEET;
THENCE NORTH 72° 23’ 24” EAST A DISTANCE OF 16.23 FEET;
THENCE NORTH 00° 05’ 14” EAST A DISTANCE OF 32.65 FEET;
THENCE NORTH 89° 54’ 46” WEST A DISTANCE OF 22.00 FEET;
THENCE NORTH 00° 05’ 14” EAST A DISTANCE OF 224.08 FEET TO A POINT ON THE NORTHERLY LINE OF SAID PARCEL 8;
THENCE ALONG SAID NORTHERLY LINE NORTH 89° 54’ 40” WEST A DISTANCE OF 126.67 FEET TO THE TRUE POINT OF BEGINNING.
PARCEL “E”
PARCEL E AS SHOWN ON EXHIBIT “B” OF LOT LINE ADJUSTMENT NO. 07-02 AS EVIDENCED BY DOCUMENT RECORDED MARCH 28, 2007 AS INSTRUMENT NO. 2007-0211022 OF OFFICIAL RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;
PORTIONS OF PARCELS 8, 9, AND 10 OF PARCEL MAP NO. 33196, IN THE CITY OF SAN JACINTO, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP IN FILE IN BOOK 216 PAGES 72 AND 73, OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING WITHIN SECTION 32, TOWNSHIP 4 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHEAST CORNER OF SAID PARCEL 8 OF SAID PARCEL MAP NO. 33196, SAID POINT BEING ON THE NORTHERLY LINE OF SAID PARCEL MAP NO. 33196

THENCE ALONG SAID NORTHERLY LINE SOUTH 89° 54’ 40” EAST A DISTANCE OF 133.50 FEET TO A POINT 11.75 FEET WEST OF THE NORTHEAST CORNER OF SAID PARCEL 9;
THENCE ON A LINE PARALLEL WITH AND 11.75 FEET DISTANT FROM THE EASTERLY LINE OF SAID PARCEL 9 SOUTH 00° 05’ 14” WEST A DISTANCE OF 253.17 FEET TO A POINT ON THE EASTERLY LINE OF SAID PARCEL 9;
THENCE ALONG SAID EASTERLY LINE, LEAVING SAID PARALLEL LINE SOUTH 25° 06’ 15” WEST A DISTANCE OF 5.32 FEET TO AN ANGLE POINT ON THE EASTERLY LINE OF SAID PARCEL 9;
THENCE ALONG SAID EASTERLY LINE SOUTH 00° 05’ 14” WEST A DISTANCE OF 36.00 FEET TO THE SOUTHEAST CORNER OF SAID PARCEL 9;
THENCE ON A SOUTHERLY PROJECTION OF THE EASTERLY LINE OF SAID PARCEL 9 SOUTH 00° 05’ 14” WEST A DISTANCE OF 42.17 FEET;
THENCE LEAVING SAID SOUTHERLY PROJECTION NORTH 89° 54’ 46” WEST A DISTANCE OF 73.00 FEET TO A POINT ON THE EASTERLY LINE OF SAID PARCEL 8;
THENCE ALONG SAID EASTERLY LINE THE FOLLOWING COURSES:
SOUTH 00° 05’ 14” WEST A DISTANCE OF 119.83 FEET;
THENCE SOUTH 04° 39’ 40” WEST A DISTANCE OF 25.08 FEET;
THENCE SOUTH 00° 05’ 14” WEST A DISTANCE OF 106.86 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID PARCEL MAP NO. 33196, SAID LINE BEING 73.00 FEET NORTH OF THE CENTERLINE OF ESPLANADE AVENUE AS SHOWN ON SAID PARCEL MAP NO. 33196, SAID POINT BEING THE SOUTHEAST CORNER OF SAID PARCEL 8;
THENCE ALONG SAID SOUTHERLY LINE NORTH 89° 54’ 46” WEST A DISTANCE OF 40.00 FEET TO AN ANGLE POINT OF SAID SOUTHERLY LINE;
THENCE LEAVING SAID SOUTHERLY LINE NORTH 00° 05’ 14” EAST A DISTANCE OF 107.09 FEET TO A POINT ON THE EASTERLY PROLONGATION OF THE NORTHERLY LINE OF PARCEL 4 OF SAID PARCEL MAP NO. 33196;

THENCE ALONG SAID EASTERLY PROLONGATION NORTH 89° 54’ 46” WEST A DISTANCE OF 143.61 FEET TO THE NORTHEAST CORNER OF SAID PARCEL 4;
THENCE ALONG THE NORTHERLY LINE OF SAID PARCEL 4 NORTH 89° 54’ 46” WEST A DISTANCE OF 91.19 FEET;
THENCE LEAVING SAID NORTHERLY LINE NORTH 00° 05’ 14” EAST A DISTANCE OF 38.44 FEET TO A POINT ON A LINE THAT IS PARALLEL WITH AND 38.44 FEET DISTANT NORTHERLY FROM THE NORTHERLY LINE OF SAID PARCEL 4;
THENCE ALONG SAID PARALLEL LINE, SOUTH 89° 54’ 46” EAST A DISTANCE OF 91.25 FEET;
THENCE LEAVING SAID PARALLEL LINE, NORTH 00° 05’ 14” EAST A DISTANCE OF 119.33 FEET;
THENCE SOUTH 89° 54’ 46” EAST A DISTANCE OF 20.00 FEET;
THENCE NORTH 00° 05’ 14” EAST A DISTANCE OF 61.33 FEET;
THENCE NORTH 72° 23’ 24” EAST A DISTANCE OF 16.23 FEET;
THENCE NORTH 00° 05’ 14” EAST A DISTANCE OF 32.65 FEET;
THENCE NORTH 89° 54’ 46” WEST A DISTANCE OF 22.00 FEET;
THENCE NORTH 00° 05’ 14” EAST A DISTANCE OF 224.08 FEET TO A POINT ON THE NORTHERLY LINE OF SAID PARCEL 8;
THENCE ALONG SAID NORTHERLY LINE SOUTH 89° 54’ 40” EAST A DISTANCE OF 113.83 FEET TO THE POINT OF BEGINNING.
PARCEL “F”
PARCEL F AS SHOWN ON EXHIBIT “B” OF LOT LINE ADJUSTMENT NO. 07-02 AS EVIDENCED BY DOCUMENT RECORDED MARCH 28, 2007 AS INSTRUMENT NO. 2007-0211022 OF OFFICIAL RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS;
PORTIONS OF PARCELS 9 AND 10 OF PARCEL MAP NO. 33196, IN THE CITY OF SAN JACINTO, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY

MAP IN FILE IN BOOK 216 PAGES 72 AND 73, OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING WITHIN SECTION 32, TOWNSHIP 4 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHEAST CORNER OF SAID PARCEL 10 OF SAID PARCEL MAP 33196, SAID POINT BEING THE NORTHEAST CORNER OF SAID PARCEL MAP NO. 33196.
THENCE ALONG THE NORTHERLY LINE OF SAID PARCEL 10 NORTH 89° 54’ 40” WEST A DISTANCE OF 179.96 FEET TO A POINT 11.75 FEET WEST OF THE NORTHWEST CORNER OF SAID PARCEL 10;
THENCE LEAVING SAID NORTHERLY LINE, ON A LINE PARALLEL WITH AND 11.75 FEET DISTANT FROM THE WESTERLY LINE OF SAID PARCEL 10, SOUTH 00° 05’ 14” WEST A DISTANCE OF 253.17 FEET; TO A POINT ON THE WESTERLY LINE OF PARCEL 10;
THENCE ALONG SAID WESTERLY LINE, LEAVING SAID PARALLEL LINE, SOUTH 25° 06’ 15” WEST A DISTANCE OF 5.32 FEET; TO AN ANGLE POINT ON THE WESTERLY LINE OF SAID PARCEL 10;
THENCE ALONG SAID WESTERLY LINE SOUTH 00° 05’ 14” WEST A DISTANCE OF 36.00 FEET TO THE SOUTHEAST CORNER OF SAID PARCEL 9;
THENCE ON A SOUTHERLY PROJECTION OF THE WESTERLY LINE OF SAID PARCEL 10 SOUTH 00° 05’ 14” WEST A DISTANCE OF 42.17 FEET;
THENCE LEAVING SAID SOUTHERLY PROJECTION NORTH 89° 54’ 46” WEST A DISTANCE OF 73.00 FEET TO A POINT ON THE WESTERLY LINE OF SAID PARCEL 10;
THENCE ALONG THE WESTERLY LINE OF THE FOLLOWING COURSES:
SOUTH 00° 05’ 14” WEST A DISTANCE OF 119.83 FEET;
THENCE SOUTH 04° 39’ 40” WEST A DISTANCE OF 25.08 FEET;
THENCE SOUTH 00° 05’ 14” WEST A DISTANCE OF 106.86 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID PARCEL MAP NO. 33196, SAID LINE BEING 73.00 FEET NORTH OF THE CENTERLINE OF ESPLANADE AVENUE AS SHOWN ON SAID PARCEL MAP NO. 33196 SAID POINT BEING THE SOUTHWEST CORNER OF SAID

PARCEL 10;
THENCE ALONG SAID SOUTHERLY LINE SOUTH 89° 54’ 46” EAST A DISTANCE OF 28.00 FEET TO THE SOUTHWEST CORNER OF PARCEL 5 OF SAID PARCEL MAP NO. 33196;
THENCE ALONG THE WESTERLY LINE OF SAID PARCEL 5 NORTH 00° 05’ 14” EAST A DISTANCE OF 136.36 FEET TO THE NORTHWEST CORNER OF SAID PARCEL 5;
THENCE ALONG THE NORTHERLY LINE OF SAID PARCEL 5 SOUTH 89° 54’ 46” EAST A DISTANCE OF 228.92 FEET TO THE NORTHEAST CORNER OF SAID PARCEL 5, SAID POINT BEING ON THE EASTERLY LINE OF SAID PARCEL MAP NO. 33196.
THENCE ALONG SAID EASTERLY LINE NORTH 00° 07’ 25” EAST A DISTANCE OF 451.49 FEET TO THE POINT OF BEGINNING.
PARCEL “G”
PARCELS 1 AND 2 OF PARCEL MAP NO. 33196, IN THE CITY OF SAN JACINTO, AS SHOWN ON A MAP FILED IN BOOK 216, PAGES 72 AND 73 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
PARCEL “H”
PARCEL 5 OF PARCEL MAP NO. 33196, IN THE CITY OF SAN JACINTO, AS SHOWN ON A MAP FILED IN BOOK 216, PAGES 72 AND 73 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
PARCEL “I”
NON-EXCLUSIVE, PERPETUAL EASEMENTS FOR THE PURPOSES OF PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, DRAINAGE AND UTILITIES ALONG WITH NON-EXCLUSIVE EASEMENTS FOR PARKING, BUILDING ENCROACHMENTS AND SIGN MAINTENANCE AS FURTHER DESCRIBED AND SET FORTH IN A DOCUMENT ENTITLED “DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND RECIPROCAL EASEMENT AGREEMENT” RECORDED APRIL 4, 2006 AS INSTRUMENT NO. 2006-0238823 OF OFFICIAL RECORDS.
APN: 436-710-001-0 and 436-710-002-1 and 436-710-003-2 and 436-710-004-3 and 436-710-005-4 and 436-710-006-5 and 436-710-007-6 and 436-710-008-7 and 436-710-010-8

Schedule VII
Form of Estoppel

TENANT:

PROJECT:

TENANT ESTOPPEL CERTIFICATE

To:	KeyBank National Association, as Agent, its successors and assigns

Re: Lease Pertaining to (the “Project”)
Ladies and Gentlemen:
The undersigned, as tenant (“Tenant”), hereby states and declares as follows:
1.	Tenant is the lessee under that certain lease (the “Lease”) pertaining to the Project which is dated .

2.	The name of the current Landlord is: .

3.	The Lease is for the following portion of the Project (the “Demised Premises”) (if the entire Project, so state):

4.	The Lease has not been modified or amended except by the following documents (if none, so state):

5.	The initial term of the Lease commenced on , 2 and shall expire on , 2 , unless sooner terminated in accordance with the terms of the Lease. Tenant has no option to renew or extend the term of the Lease, except as follows (if none, so state):

6.	The Lease, as it may have been modified or amended, contains the entire agreement of Landlord and Tenant with respect to the Demised Premises, and is in full force and effect.

7.	As of the date hereof, Tenant is occupying the Demised Premises and is paying rent on a current basis under the Lease.
(a)	The minimum monthly or base rent currently being paid by Tenant for the Demised Premises pursuant to the terms of the Lease is $ per month.

(b)	Percentage rent (“Percentage Rent”), if any, due under the Lease has been paid through and the amount of Percentage Rent for the last period paid was $ .

(c)	Common area maintenance, taxes, insurance and other charges (the “Reimbursables”), if any, due under the Lease have been paid through
8.	Tenant has accepted possession of the Demised Premises, and all items of an executory nature relating thereto to be performed by Landlord have been completed, including, but not limited to, completion of construction thereof (and all other improvements required under the Lease) in accordance with the terms of the Lease and within the time periods set forth in the Lease. Landlord has paid in full any required contribution towards work to be performed by Tenant under the Lease, except as follows (if none, so state):

9.	The Demised Premises shall be expanded by the addition of the following space on the dates hereinafter indicated (if none, so state): .

10.	No default or event that with the passage of time or notice would constitute a default (hereinafter collectively a “Default”) on the part of Tenant exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Tenant.

11.	To the best of Tenant’s knowledge, no Default on the part of Landlord exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Landlord.

12.	Tenant has no option or right to purchase all or any part of the Project.

13.	Tenant has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in the Lease and/or the Premises, or any part thereof.

14.	Neither the Lease nor any obligations of Tenant thereunder have been guaranteed by any person or entity, except as follows (if none, so state): .

15.	No hazardous substances are being generated, used, handled, stored or disposed of by Tenant on the Demised Premises or on the Project in violation of any applicable laws, rules or regulations or the terms of the Lease.

16.	No rentals are accrued and unpaid under the Lease, except for Percentage Rent, if any, or Reimbursables, if any, which are not yet due and payable.

17.	No prepayments of rentals due under the Lease have been made for more than one month in advance. No security or similar deposit has been made under the Lease, except for the sum of $ which has been deposited by Tenant with Landlord pursuant to the terms of the Lease.

18.	Tenant has no defense as to its obligations under the Lease and asserts no setoff, claim or counterclaim against Landlord.

19.	Tenant has not received notice of any assignment, hypothecation, mortgage or pledge of Landlord’s interest in the Lease or the rents or other amounts payable thereunder, except as follows (if none, so state): .

20.	Tenant understands and acknowledges that you are about to make a loan to Landlord and receive as part of the security for such loan (i) a Mortgage [Deed of Trust] encumbering Landlord’s fee interest in the Property and the rents, issues and profits of the Lease (the “Security Instrument”), and (ii) an Assignment of Leases and Rents (“Assignment of Leases”) which affects the Lease, and that you (and persons or entities to whom the Security Instrument and/or Assignment of

Leases may subsequently be assigned) are relying upon the representations and warranties contained herein in making such loan. Further, Tenant has received notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to you as security for the aforesaid loan secured by the Security Instrument. In the event that you (or any person or entity to whom the Security Instrument and/or Assignment of Leases may subsequently be assigned) notify Tenant of a default under the Security Instrument or Assignment of Leases and demand that Tenant pay its rent and all other sums due under the Lease to you (or such future lender), Tenant shall honor such demand without inquiry and pay its rent and all other sums due under the Lease directly to you (or such future lender) or as otherwise required pursuant to such notice and shall not thereby incur any obligation or liability to Landlord.

21.	The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

22.	This Tenant Estoppel Certificate may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same instrument.

Very truly yours, TENANT:
,

a

By
Name:
Its:

     Landlord, as landlord under the Lease and mortgagor or grantor under the Security Instrument, hereby acknowledges and agrees for itself and its heirs, successors and assigns, that in the event of a default under the Security Instrument and/or Assignment of Leases, Tenant may pay all rent and all other sums due under the Lease to KeyBank National Association or to such person or entity to whom KeyBank National Association (or subsequent holder of the Security Instrument) may assign the Security Instrument or as directed by them, without incurring any obligation or liability to Landlord as provided in this Tenant Estoppel Certificate, the Security Instrument or any other document signed by Landlord.

LANDLORD:

a

By:
Name:
Title: